UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               (Date of earliest event reported) November 14, 2013


                            Sky Harvest Energy Corp.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-52410                       N/A
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

1200 West 73rd Avenue, Vancouver, BC, Canada                       V6P 6G5
  (Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (604) 267-3041

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e -4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2013, we entered into an agreement whereby we agreed to sell our interest in assets relating to its Sky Harvest Project located in southwestern Saskatchewan to a major Canadian wind power development company, including our leasehold interests in approximately 15,000 acres of land, accumulated wind data, environmental assessment studies, and our meteorological tower.

In consideration of our sale of the assets, the purchaser has agreed to pay a purchase price in three instalments comprised of a fixed payment payable upon execution of a power purchase agreement ("PPA"), a first success fee based upon the number of megawatts contracted under the PPA and payable upon financial close, and a second success fee also based on contracted megawatts and payable upon the commencement of commercial operations.

Given the Sky Harvest Project's potential to host up to a 150 megawatt windpower generation facility, we may realize up to $8.17 million dollars from the purchase. However, there is no guarantee that we will receive any funds from the sale of the assets since payments are contingent on a PPA being executed. The agreement further provides that if the purchaser is unable to execute a PPA respecting the project by December 19, 2019, it will return the assets to us for nominal consideration.

We will remain involved in the project in a development services capacity as we aid the purchaser in liaising with landowners and communities within Saskatchewan, as well as revising lease agreements. We also retain our interests in the Keewatin and Matador sites in southwest Saskatchewan.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 14, 2013, we concurrently entered into and completed the disposition of assets described in Item 1.01 above.

ITEM 8.01 OTHER EVENTS

On July 5, 2013, we entered into an asset purchase agreement with Kelso Energy Ltd. and Barry Ireland (the "Vendors") whereby we acquired all the property, assets and undertaking of their vertical axis wind turbine manufacturing and sales business as a going concern, including all intellectual property rights, leasehold interests in two manufacturing facilities and related equipment, client and contact lists, and unfulfilled purchase orders.

The Vendors have assigned one of the four patent applications to us in accordance with the terms of the Asset Purchase Agreement, but have failed to assign the second, third and fourth patents and have not delivered all equipment related to the Vendors' vertical axis wind turbine business that was sold to us pursuant to the asset purchase agreement.

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
On November 12, 2013, we commenced a legal action against the Vendors seeking a declaration that we own the assets described in the asset purchase agreement and that the Vendors have breached the agreement, as well as seeking general damages.

Barry Ireland has terminated his employment agreement with us and takes the position that we breached the asset purchase agreement by failing to provide the required consideration. Our position is that all consideration due to the Vendors pursuant to the asset purchase agreement has been paid.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 News release dated November 18, 2013


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARVEST ENERGY CORP.


/s/ William Iny
-----------------------------
William Iny
President and CEO

Date: November 18, 2013


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